Press Release

EXHIBIT 99.1

CLEAN HARBORS FILES FORM 10-Q FOR THE FIRST QUARTER 2003

Company Reaches Agreement with Lenders for Modification to Loan Covenants and Finalizes

Implementation of Newly Adopted SFAS Rule 143

Braintree, MA – May 20, 2003– Clean Harbors, Inc. (“Clean Harbors”) (NASDAQ: CLHB), the leading provider of hazardous waste and environmental management services throughout North America, today announced that it has filed its Form 10-Q with the Securities and Exchange Commission (SEC) for the first quarter ended March 31, 2003.

The Company’s May 14th announcement disclosed that its EBITDA for the first quarter of 2003 was below the minimum required by certain covenants in the Company’s loan agreements. Clean Harbors’ 10-Q Filing disclosed that the Company and its lenders have executed amendments to the outstanding loan agreements which waive the default of the covenants previously in effect and amend these covenants for future periods.

The Company will pay amendment fees of $500,000 over the next four months. The interest rate under the Company’s revolving credit facility in the U.S. will also increase from LIBOR plus 3.00% to LIBOR plus 3.25% until such time as the Company demonstrates that it is in compliance with the revised EBITDA loan covenants as of September 30, 2003. The interest rates under the Company’s Senior Notes will increase from LIBOR plus 7.25% to LIBOR plus 7.75% and the interest rate under the Company’s Subordinated Notes will increase from 22.0% to 22.5%, until the Company demonstrates that its EBITDA for the year ending December 31, 2003 is at least $90 million at which time the interest rates will revert to those previously in effect, otherwise the revised interest rates will continue in effect.

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1501 Washington Street  •  PO Box 859048  •  Braintree, Massachusetts 02185-9048  •  800.282.0058 • www.cleanharbors.com

Press Release

CLEAN HARBORS FILES FORM 10-Q FOR THE FIRST QUARTER 2003

On May 14th the Company announced a net loss in the first quarter of 2003 of $(7.6) million, excluding the cumulative effect of adopting SFAS 143 which applies to legal obligations associated with the retirement of long-lived assets. As a result of the revisions discussed below, the Company’s net loss (prior to the effect of the adoption of SFAS 143) for the first quarter of 2003 as reported in the Form 10-Q was reduced to $(7.1) million largely as a result of lower depreciation and amortization expense on the acquired assets, and resulted in a first quarter earnings per share loss of $(0.60).

Furthermore, based upon revised guidance the Company has now received from its external auditors, the Company has revised its previously announced treatment of the non-cash cumulative effect of adopting SFAS No. 143 from a $34 million non-cash tax effected gain, to a reduction of the purchased value assigned to the CSD assets of $46.5 million. The implementation of this new standard resulted in a reduced basis in the acquired assets, rather than as an income statement item and corresponding increase to equity.

The reporting of the Company’s results for the first quarter of 2003 was complicated by the unique circumstances and complex inter-relationship of the newly adopted SFAS 143, as applied to recently acquired environmental liabilities as part of the CSD acquisition, and the accounting treatment presented by the application of purchase accounting principles. SFAS 143 involves non-cash items which do not affect EBITDA. In addition, the Company’s previously announced financial guidance for 2003 excluded the effect of the change in accounting principles, net of income taxes.

About Clean Harbors, Inc.

Clean Harbors, Inc. through its subsidiaries provides a wide range of environmental and waste management services to a diversified customer base including a majority of the Fortune 500 companies, thousands of smaller private entities and numerous governmental agencies. Within its international footprint, Clean Harbors has service and sales offices located in 36 states, six Canadian provinces, Mexico, and Puerto Rico, and operates 52 waste management facilities strategically located throughout North America. For more information, visit our Web site at www.cleanharbors.com.

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1501 Washington Street  •  PO Box 859048  •   Braintree, Massachusetts 02185-9048  •  800.282.0058 • www.cleanharbors.com

Press Release

CLEAN HARBORS FILES FORM 10-Q FOR THE FIRST QUARTER 2003

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. Information on the potential factors that could affect the Company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Form 10-Q for the quarter ended September 30, 2002 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Contacts:

Roger Koenecke	Tim Bonang
Senior Vice President and CFO	Account Executive
Clean Harbors, Inc.	Sharon Merrill Associates
(781) 849-1800	(617) 542-5300
InvestorRelations@cleanharbors.com	tbonang@investorrelations.com

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1501 Washington Street  •  PO Box 859048  •  Braintree, Massachusetts 02185-9048  •  800.282.0058 • www.cleanharbors.com